EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Superlattice Power,  Inc. (the “Company”)  on Form 10-K for the year ended July 31, 2010 as filed with the Securities and Exchange  Commission on the date hereof (the “Report”),  I, Ayaz Kassam, Chief  Executive Officer and Principal Financial Officer of the  Company,  certify,  pursuant to 18 U.S.C. Section 1350, as adopted  pursuant to Section 906 of the  Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

        (1) The Report fully complies with the  requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The  information  contained in the Report  fairly  presents,  in all material  respects,  the  financial  condition  and result of  operations of the Company.

/s/ Ayaz Kassam
Ayaz Kassam
Chief Executive Officer and
October 29, 2010	Principal Financial Officer